UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2012

TMST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11914	85-0404134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Lincoln Avenue, Suite 100, Santa Fe, New Mexico 87501

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (505) 989-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events.

On February 13, 2012, Joel I. Sher, Chapter 11 Trustee (the “Chapter 11 Trustee”) for the bankruptcy estates of TMST, Inc. (the “Company”), TMST Acquisition Subsidiary, Inc. (“TMST Acquisition”), TMST Home Loans, Inc. (“TMST Home Loans”), and TMST Hedging Strategies, Inc. (“TMST Hedging” and, together with TMST Acquisition and TMST Home Loans, the “Company Subsidiaries”), entered into a Settlement Agreement (the “Settlement Agreement”) with Amy Pell (“Pell”), Deborah Burns (“Burns”), Larry A. Goldstone (“Goldstone”), Clarence G. Simmons, III (“Simmons”), SAF Financial, Inc. (“SAF”), Karen Dempsey (“Dempsey”), Orrick, Herrington & Sutcliffe, LLP (“Orrick”), Thornburg Mortgage Advisory Corporation (“TMAC”), Garrett Thornburg (“Thornburg” and, together with Pell, Burns, Goldstone, Simmons, SAF, Dempsey, Orrick, TMAC and Thornburg, the “Defendant Parties”), and W. Clarkson McDow, Jr., United States Trustee for Region 4, relating to the settlement of various claims and defenses in connection with the lawsuits styled Joel I. Sher, Chapter 11 Trustee v. SAF Financial, Inc., et al., Case No. 10-1895 and W. Clarkson McDow, Jr., United States Trustee v. Orrick Herrington & Sutcliffe, LLP, Case No. 10-2619 pending in the United States District Court for the District of Maryland, the cases having been consolidated into Case No. 10-1895 (collectively, the “Lawsuits”).

Pursuant to the Settlement Agreement, the Defendant Parties have agreed to pay the Company $6.5 million in cash (the “Settlement Payment”) no later than 10 business days from the date that a final nonappealable order is entered by the Bankruptcy Court approving the terms of the Settlement Agreement. In addition, the Chapter 11 Trustee, for himself, the Company, the Company Subsidiaries, and their bankruptcy estates, has agreed to release the Defendant Parties and certain directors, officers, employees, insurers, and others from any and all claims and causes of action, including the claims made by the Trustee in the Lawsuits.

As previously announced, it is not expected that there will be any distribution to the Company’s equity holders in connection with the Bankruptcy Cases under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Maryland under case numbers 09-17787, 09-17790, 09-17791, and 09-17792. The Bankruptcy Cases, which are continuing under Chapter 11, are “liquidating Chapter 11” cases, which thereby afford the Chapter 11 Trustee flexibility to administer and liquidate the remaining assets and to prosecute litigation, with the ultimate goal of confirming a liquidating Chapter 11 Plan distributing estate funds to certain creditors. Additional information concerning the Bankruptcy Cases may be obtained at http://chapter11.epiqsystems.com/tmstinc.

The Settlement Agreement also provides that the Defendant Parties have released the Chapter 11 Trustee, the Company, the Company Subsidiaries, the bankruptcy estates of the Company and the Company Subsidiaries, and others from any and all claims. The parties have filed stipulations of dismissal to dismiss the Lawsuits with prejudice.

A copy of the Settlement Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Name of Exhibit

99.1

Settlement Agreement, dated as of February 13, 2012, by and among Amy Pell, Deborah Burns, Larry A. Goldstone, Clarence G. Simmons, III, SAF Financial, Inc., Karen Dempsey, Orrick, Herrington & Sutcliffe, LLP, Thornburg Mortgage Advisory Corporation, Garrett Thornburg, Joel I. Sher, Chapter 11 Trustee for the bankruptcy estates of TMST, Inc. f/k/a Thornburg Mortgage, Inc., TMST Acquisition Subsidiary, Inc. f/k/a Thornburg Acquisition Subsidiary, Inc., TMST Home Loans, Inc. f/k/a Thornburg Mortgage Home Loans, Inc. and TMST Hedging Strategies, Inc. f/k/a Thornburg Mortgage Hedging Strategies, Inc., and W. Clarkson McDow, Jr., United States Trustee for Region 4.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMST, INC.

By:	/S/ JOEL I. SHER
Joel I. Sher
Chapter II Trustee

Date: March 20, 2012